UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 13, 2020

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Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2020, Uber Technologies, Inc. (the “Company”) entered into a Google Maps Master Agreement (the “Agreement”) with Google LLC under which Google will provide the Company with access to Google Maps Platform Rides and Deliveries Services (the “Services”) with pricing terms that are in line with the Company’s use of the Services. Under the Agreement, the Company and Google have adopted a new pricing model that is based on the number of billable trips taken using the Services, instead of the number of requests. The transaction also includes tiered volume-based discounts. The Agreement replaces the previously disclosed agreement with Google in connection with its Maps services.

The term of the Agreement is for four years from the effective date. Either party may terminate the Agreement in the event of material breach by the other party and failure to cure such breach within a reasonable period of time after written notice. Either party may also terminate the Agreement if the other party ceases its business operations or becomes subject to insolvency proceedings and such proceedings are not dismissed within 90 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uber Technologies, Inc.

Date: July 17, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer